EDGAR  EXHIBIT  8(4)
REFERENCE  N-1A  EXHIBIT(H)

                             DISTRIBUTION AGREEMENT


     This DISTRIBUTION AGREEMENT, dated as of ____________, 2000 by and between EACH CALVERT FUND LISTED IN THE SCHEDULE OF FUNDS ATTACHED HERETO AS SCHEDULE I (each a "Fund" and together the "Funds"), as such schedule may, from time to time be amended, and CALVERT DISTRIBUTORS, INC., a Delaware corporation (the "Distributor").

     WHEREAS, each Fund is registered as an open-end investment company under the Investment Company Act of 1940 (the "1940 Act") and has registered its shares, including shares of its series portfolios (the "Series"), for sale to the public under the Securities Act of 1933 (the "1933 Act") and various state securities laws;

     WHEREAS, each Fund wishes to retain the Distributor as the principal underwriter in connection with the offer and sale of shares of the Series (the "Shares") and to furnish certain other services to the Series as specified in this Agreement;

     WHEREAS, this contract has been approved and amended and restated on this day by the Trustees/Directors in anticipation of the Distributor offering shares of the new Calvert Social Index Series, Inc.;

     WHEREAS, the Distributor is willing to act as principal underwriter and to furnish such services on the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the promises and mutual covenants herein contained, it is agreed as follows:

                                       11
     1. Each Fund hereby appoints the Distributor as principal underwriter in connection with the offer and sale of its Shares. The Distributor shall, as agent for each Fund, subject to applicable federal and state law and the Declaration of Trust or Articles of Incorporation, and By-laws of the applicable Fund and in accordance with the representations in the applicable Fund's Registration Statement and Prospectus, as such documents may be amended from time to time: (a) promote the Series; (b) enter into appropriate dealer agreements with other registered broker-dealers to further distribution of the Shares; (c) solicit orders for the purchase of the Shares subject to such terms and conditions as the applicable Fund may specify; (d) transmit promptly orders and payments for the purchase of Shares and orders for redemption of Shares to the applicable Fund's transfer agent; and (e) provide services agreed upon by the applicable Fund to Series shareholders; provided, however, that the Distributor may sell no Shares pursuant to this Agreement until the Distributor is notified that a Fund's Registration Statement under the 1933 Act, authorizing the sale of such Shares through the Distributor, has become effective. The Distributor shall comply with all applicable federal and state laws and offer the Shares on an agency or "best efforts" basis under which a Fund shall only issue such Shares as are actually sold.

     2. The public offering price of the Shares shall be the net asset value ("NAV") per share (as determined by the applicable Fund) of the outstanding Shares of the Series, plus the applicable sales charge, if any, as set forth in the Fund's then current Prospectus. Each Fund shall furnish the Distributor with a statement of each computation of NAV and of the details entering into such computation.

     3.     Compensation.
a.     Distribution  Fee.

i. Class A. In consideration of the Distributor's services as distributor for the Class A Shares of a Fund, each Fund may pay to the Distributor the Distribution Fee as set forth in Schedule II to this Agreement that is payable pursuant to the Fund's Distribution Plan.

     ii. Class B. In consideration of the Distributor's services as distributor for the Class B Shares of a Fund, each Fund shall pay to the Distributor (or its designee or transferee) the Distributor's Allocable Portion of the Distribution Fee; (as set forth in Schedule II to this Agreement) that is payable pursuant to the Fund's Distribution Plan in respect of the Class B Shares of a Fund. For purposes of this Agreement, the Distributor's "Allocable Portion" of the Distribution Fee shall be 100% of such Distribution Fee unless or until the Fund uses a principal underwriter other than the Distributor and thereafter the Allocable Portion shall be the portion of the Distribution Fee attributable to (i) Class B Shares of a Fund sold by the Distributor ("Commission Shares"), (ii) Class B Shares of the Fund issued in connection with the exchange of Commission Shares of another Fund, and (iii) Class B Shares of the Fund issued in connection with the reinvestment of dividends and capital gains.

     The Distributor's Allocable Portion of the Distribution Fee and the contingent deferred sales charges arising in respect of Class B Shares taken into account in computing the Distributor's Allocable Portion shall be limited under Rule 2830 of the Conduct Rules or other applicable regulations of the NASD as if the Class B Shares taken into account in computing the Distributor's Allocable Portion themselves constituted a separate class of shares of a Fund.

     The services rendered by the Distributor for which the Distributor is entitled to receive the Distributor's Allocable Portion of the Distribution Fee shall be deemed to have been completed at the time of the initial purchase of the Commission Shares (whether of the Fund or another Fund in the Calvert Group of Funds) taken into account in computing the Distributor's Allocable Portion. Notwithstanding anything to the contrary in this Agreement, the Distributor shall be paid its Allocable Portion of the Distribution Fee notwithstanding the Distributor's termination as principal underwriter of the Class B Shares of a Fund, or any termination of this

Agreement other than in connection with a Complete Termination (as defined in the Distribution Plan) of the Class B Distribution Plan as in effect on the date of this Agreement. Except as provided in the preceding sentence, a Fund's obligation to pay the Distribution Fee to the Distributor shall be absolute and unconditional and shall not be subject to any dispute, offset, counterclaim or defense whatsoever, (it being understood that nothing in this sentence shall be deemed a waiver by a Fund of its right separately to pursue any claims it may have against the Distributor and to enforce such claims against any assets (other than its rights to be paid its Allocable Portion of the Distribution Fee and to be paid the contingent deferred sales charges) of the Distributor.

     iii. Class C. In consideration of the Distributor's services as distributor for the Class C Shares of a Fund, each Fund shall pay to the Distributor the Distribution Fee as set forth in Schedule II to this Agreement that is payable pursuant to the Fund's Distribution Plan.

b. Service Fee. As additional compensation, for Class A, Class B, Class C and Class T Shares of each Series, applicable Funds shall pay the Distributor a service fee (as that term is defined by the National Association of Securities Dealers, Inc. ("NASD")) as set forth in Schedule III to this Agreement that is payable pursuant to the Fund's Distribution Plan.

     c. Front-end Sales Charges. As additional compensation for the services performed and the expenses assumed by the Distributor under this Agreement, the Distributor may, in conformity with the terms and conditions set forth in the then current Prospectus of each Fund, impose and retain for its own account the amount of the front-end sales charge, if any, and may reallow a portion of any front-end sales charge to other broker-dealers, all in accordance with NASD rules.

d. Contingent Deferred Sales Charge. Each Fund will pay to the Distributor (or its designee or transferee) in addition to the fees set forth in Section 3 hereof any contingent deferred sales charge imposed on redemptions of that Fund's Class A, Class B and Class C Shares upon the terms and conditions set forth in the then current Prospectus of that Fund. Notwithstanding anything to the contrary in this Agreement, the Distributor shall be paid such contingent deferred sales charges in respect of Class B Shares taken into account in computing the Distributor's Allocable Portion of the Distribution Fee notwithstanding the Distributor's termination as principal underwriter of the Class B shares of a Fund or any termination of this Agreement other than in connection with a Complete Termination of the Class B Distribution Plan as in effect on the date of this Agreement. Except as provided in the preceding sentence, a Fund's obligation to remit such contingent deferred sales charges to the Distributor shall not be subject to any dispute, offset, counterclaim or defense whatsoever, it being understood that nothing in this sentence shall be deemed a waiver by a Fund of its right separately to pursue any claims it may have against the Distributor and to enforce such claims against any assets (other than the Distributor's right to be paid its Allocable Portion of the Distribution Fee and to be paid the contingent deferred sales charges) of the Distributor. No Fund will waive any contingent deferred sales charge except under the circumstances set forth in the Fund's current Prospectus without the consent of the Distributor (or, if rights to payment have been transferred, the transferee), which consent shall not be unreasonably withheld.

     4. Payments to Distributor's Transferees. The Distributor may transfer the right to payments hereunder (but not its obligations hereunder) in order to raise funds to cover distribution expenditures, and any such transfer shall be effective upon written notice from the Distributor to the Fund. In connection with the foregoing, the Fund is authorized to pay all or a part of the Distribution Fee and/or contingent deferred sales charges in respect of Class B Shares directly to such transferee as directed by the Distributor.

     5. Changes in Computation of Fee, etc. As long as the Class B Distribution Plan is in effect, a Fund shall not change the manner in which the Class B Distribution Fee is computed (except as may be required by a change in applicable law or a change in accounting policy adopted by the Investment Companies Committee of the AICPA and approved by FASB that results in a determination by a Fund's independent accountants that any of the sales charges in respect of such Fund, which are not contingent deferred sales charges and which are not yet due and payable, must be accounted for by such Fund as a liability in accordance with GAAP).

     6. As used in this Agreement, the term "Registration Statement" shall mean the registration statement most recently filed by a Fund with the Securities and Exchange Commission and effective under the 1933 Act, as such Registration Statement is amended by any amendments thereto at the time in effect, and the term "Prospectus" shall mean the form of prospectus filed by a Fund as part of the Registration Statement.

     7. The Distributor shall print and distribute to prospective investors Prospectuses, and may print and distribute such other sales literature, reports, forms, and advertisements in connection with the sale of the Shares as comply with the applicable provisions of federal and state law. In connection with such sales and offers of sale, the Distributor shall give only such information and make only such statements or representations, and require broker-dealers with whom it enters into dealer agreements to give only such information and make only such statements or representations, as are contained in the Prospectus or in information furnished in writing to the Distributor by a Fund. The Funds shall not be responsible in any way for any other information, statements or representations given or made by the Distributor, other broker-dealers, or the representatives or agents of the Distributor or such broker-dealers. Except as specifically permitted under the Distribution Plan under Rule 12b-1 under the 1940 Act, as provided in paragraph 3 of this Agreement, the Funds shall bear none of the expenses of the Distributor in connection with its offer and sale of the Shares.

     8. Each Fund agrees at its own expense to register the Shares with the Securities and Exchange Commission, state and other regulatory bodies, and to prepare and file from time to time such Prospectuses, amendments, reports and other documents as may be necessary to maintain the Registration Statement. Each Fund shall bear all expenses related to preparing and typesetting its Prospectus(es) and other materials required by law and such other expenses, including printing and mailing expenses related to the Fund's communications with persons who are shareholders of such Fund.

     9. Each Fund agrees to indemnify, defend and hold the Distributor, its several officers and directors, and any person who controls the Distributor within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which the Distributor, its officers or directors, or any such controlling person may incur, under the 1933 Act or under common law or otherwise, arising out of or based upon any alleged untrue statement of a material fact contained in its Registration Statement or Prospectus or arising out of or based upon any alleged omission to state a material fact required to be stated in either thereof or necessary to make the statements in either thereof not misleading, provided that in no event shall anything contained in this Agreement be construed so as to protect the Distributor against any liability to a Fund or its shareholders to which the Distributor would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence, in the performance of its duties, or by reason of its reckless disregard of its obligations and duties under this Agreement.

     10. The Distributor agrees to indemnify, defend and hold each Fund, their several officers and directors, and any person who controls a Fund within the meaning of Section 15 of the 1933 Act, free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which a Fund, its officers or directors, or any such controlling person may incur, under the 1933 Act or under common law or otherwise, arising out of or based upon any alleged untrue statement or a material fact contained in information furnished in writing by the Distributor to the Funds for use in the Registration Statement or Prospectus(es) or arising out of or based upon any alleged omission to state a material fact in connection with such information required to be stated in the Registration Statement or Prospectus(es) or necessary to make such information not misleading.

     11. Each Fund reserves the right at any time to withdraw all offerings of the Shares by written notice to the Distributor at its principal office.

12. The Distributor is an independent contractor and shall be agent for a Fund only in respect to the offer, sale and redemption of that Fund's Shares.

     13. The services of the Distributor to a Fund under this Agreement are not to be deemed exclusive, and the Distributor shall be free to render similar services or other services to others so long as its services hereunder are not impaired thereby.

     14. The Distributor acknowledges that it has received notice of and accepts the limitations upon the liability of any Fund organized as a business trust set forth in such Fund's Declaration of Trust. The Distributor agrees that the obligations of such Funds hereunder in any case shall be limited to such Funds and to their assets and that the Distributor shall not seek satisfaction of any such obligation from the shareholders of such a Fund nor from any Trustee, officer, employee or agent of such Fund.

     15. The Funds shall not use the name of the Distributor in any Prospectus, sales literature or other material relating to the Funds in any manner not approved prior thereto by the Distributor; provided, however, that the Distributor shall approve all uses of its name which merely refer in accurate terms to its appointment hereunder or which are required by the Securities and Exchange Commission or a State Securities Commission; and, provided further, that in no event shall such approval be unreasonably withheld. The Distributor shall not use the name of any Fund in any material relating to the Distributor in any manner not approved prior thereto by the Fund; provided, however that the Funds shall approve all uses of their names which merely refer in accurate terms to the appointment of the Distributor hereunder or which are required by the Securities and Exchange Commission or a State Securities Commission; and, provided further, that in no event shall such approval be unreasonably withheld.

     16. The Distributor shall prepare written reports for the Board of Trustees/Directors of each Fund on a quarterly basis showing information concerning services provided and expenses incurred which are related to this Agreement and such other information as from time to time shall be reasonably requested by a Fund's Board of Trustees/Directors.

     17. As used in this Agreement, the terms "assignment," "interested person," and "majority of the outstanding voting securities" shall have the meaning given to them by Section 2(a) of the 1940 Act, subject to such exemptions as may be granted by the Securities and Exchange Commission by any rule, regulation or order; provided, however that, in order to obtain financing, the Distributor may assign to a lending institution the payments due to the Distributor under this Agreement without it constituting an assignment of the Agreement.

     18. Subject to the provisions of sections 19 and 20 below, this Agreement will remain in effect for two years from the date of is execution and from year to year thereafter, provided that the Distributor does not notify a Fund in writing at least sixty (60) days prior to the expiration date in any year that it does not wish continuance of the Agreement as to such Fund for an additional year.

     19. Termination. As to any particular Fund (or Series thereof), this Agreement shall automatically terminate in the event of its assignment and may be terminated at any time without the payment of any penalty by a Fund or by the Distributor on sixty (60) days' written notice to the other party. A Fund may effect such termination by a vote of (i) a majority of the Board of Trustees/Directors of the Fund, (ii) a majority of the Trustees/Directors who are not interested persons of the Fund, who are not parties to this Agreement or interested persons of such parties, and who have no direct or indirect financial interest in the operation of the Distribution Plan, in this Agreement or in any agreement related to such Fund's Distribution Plan (the "Rule 12b-1 Trustees/Directors"), or (iii) a majority of the outstanding voting securities of the relevant Series.

     20. This Agreement shall be submitted for renewal to the Board of Trustees/Directors of each Fund at least annually and shall continue in effect only so long as specifically approved at least annually (i) by a majority vote of the Fund's Board of Trustees/Directors, and (ii) by the vote of the majority of the Rule 12b-1 Trustees/Directors of the Fund, cast in person at a meeting called for the purpose of voting on such approval.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the date first above written by their officers thereunto duly authorized.


Attest:                              EACH  FUND  LISTED  IN  THE
     ATTACHED  SCHEDULE  I


By:__________________________          By:__________________________
                                   William  M.  Tartikoff
                                   Vice  President


Attest:                              CALVERT  DISTRIBUTORS,  INC.


By:__________________________          By:__________________________
                                   Ronald  M.  Wolfsheimer
                                   Senior  Vice  President

                                   SCHEDULE I

The  Calvert  Fund

Calvert  Tax-Free  Reserves

Calvert  Municipal  Fund

Calvert  Social  Investment  Fund

Calvert  World  Values  Fund

Calvert  New  World  Fund

First  Variable  Rate  Fund

Calvert  Social  Index  Series,  Inc.

Calvert  Impact  Fund,  Inc.

                                   SCHEDULE II

Fees are expressed as a percentage of average annual daily net assets, and are payable monthly.

                                   Distribution  Fee
                              Class  A*     Class  B     Class  C     Class  I
The  Calvert  Fund
     New  Vision  Small  Cap  Fund          N/A          0.75          0.75
N/A
Calvert  Income Fund               0.25          0.75          0.75          N/A

Calvert  Tax-Free  Reserves
     Money  Market Portfolio          N/A          N/A          N/A          N/A
     Limited-Term  Portfolio          N/A          N/A          N/A          N/A
     Long-Term  Portfolio               0.10          0.75          0.75
N/A
     California  Money  Market  Port.     N/A          N/A          N/A
N/A
     Vermont  Municipal               N/A          0.75          0.75
N/A

Calvert  Municipal  Fund
     National  Intermediate  Fund          N/A          0.75          N/A
N/A
California  Intermediate  Fund          N/A          0.75          N/A
N/A

Calvert  Social  Investment  Fund
     Balanced  Portfolio               0.10          0.75          0.75
N/A
Equity  Portfolio               0.10          0.75          0.75          N/A
Bond  Portfolio                    0.10          0.75          0.75          N/A
Managed  Index  Portfolio          N/A          0.75          0.75          N/A
Money  Market  Portfolio          N/A          N/A          N/A          N/A

Calvert  World  Values  Fund
     Capital  Accumulation  Fund          0.10          0.75          0.75
N/A
International Equity Fund          0.10          0.75          0.75          N/A

Calvert  New  World  Fund
     Calvert  New  Africa  Fund          N/A          0.75          0.75
N/A

First  Variable  Rate  Fund
     Calvert  First  Government
Money  Market                    N/A          0.75          0.75          N/A

Calvert  Social  Index  Series,  Inc.
     Calvert  Social  Index  Fund          N/A          0.75          0.75
N/A

Calvert  Impact  Fund,  Inc.
     Calvert  Large  Cap  Growth  Fund     N/A          0.75          0.75
N/A

*Distributor reserves the right to waive all or a portion of the distribution fee from time to time.


DATED:  June  2000

                                  SCHEDULE III

Fees are expressed as a percentage of average annual daily net assets and are payable monthly.

                                   Service  Fee

                         Class  A          Class  B          Class  C
Class  I        Class  T
The  Calvert  Fund
     New  Vision  Small  Cap  Fund          0.25          0.25          0.25
N/A
Calvert  Income  Fund          0.25          0.25          0.25          N/A

Calvert  Tax-Free  Reserves
     Money  Market Portfolio          N/A          N/A          N/A          N/A
0.25%
     Limited-Term  Portfolio          N/A          N/A          N/A          N/A
     Long-Term  Portfolio          0.25          0.25          0.25          N/A
     California  Money  Market  Port.     N/A          N/A          N/A
N/A
     Vermont  Municipal               N/A          0.25          0.25
N/A

Calvert  Municipal  Fund
     National  Intermediate  Fund          0.25          0.25          N/A
N/A
California  Intermediate  Fund          0.25          0.25          N/A
N/A

Calvert  Social  Investment  Fund
     Balanced  Portfolio          0.25          0.25          0.25          N/A
Equity  Portfolio               0.25          0.25          0.25          N/A
Bond  Portfolio               0.25          0.25          0.25          N/A
Managed  Index  Portfolio          0.25          0.25          0.25          N/A
Money  Market  Portfolio          0.25          N/A          N/A          N/A

Class  A          Class  B          Class  C          Class  I        Class  T
Calvert  World  Values  Fund
     Capital  Accumulation  Fund          0.25          0.25          0.25
N/A
International Equity Fund          0.25          0.25          0.25          N/A

Calvert  New  World  Fund
     Calvert  New  Africa  Fund          0.25          0.25          0.25
N/A

First  Variable  Rate  Fund
     Calvert  First  Government
Money  Market               N/A          0.25          0.25          N/A
0.25%

Calvert  Social  Index  Series,  Inc.
     Calvert  Social  Index  Fund          0.25          0.25          0.25
N/A             N/A

Calvert  Impact  Fund,  Inc.
     Calvert  Large  Cap  Growth  Fund     0.25          0.25          0.25
N/A


DATED:  September  2000


  Distributor reserves the right to waive all or a portion of the service fees from time to time. For money market portfolios, Class A shall refer to Class O, or if the portfolio does not have multiple classes, then to the portfolio itself.
   Distributor charges the service fee only on assets in excess of $30 million. Distributor reserves the right to waive all or a portion of the service fees from time to time. For money market portfolios, Class A shall refer to Class O, or if the portfolio does not have multiple classes, then to the portfolio itself.